Exhibit 21

                           Subsidiaries of the Company

               Subsidiary                           Jurisdiction of Organization
               ----------                           ----------------------------
Anaren Microwave, Inc.                                      Delaware
Anaren Ceramics, Inc.                                       New Hampshire
Anaren GP, Inc.                                             New York
Anaren Communications Suzhou Company, Ltd.                  China
Anaren Properties LLC                                       New Hampshire
RF Power Components, Inc.                                   New York